UNITED STATES SECURITIES AND EXCHANGE COMMISSION

	       Washington, D. C. 20549



		       FORM 8-K



		    CURRENT REPORT

	   PURSUANT TO SECTION 13 OR 15(d)

	OF THE SECURITIES EXCHANGE ACT OF 1934


   Date of earliest event reported:  March 19, 2001



	    Exact name of Registrants as specified in their   IRS Employer
Commission    charters, addresses of principal executive     Identification
File Number     offices and Registrants' phone number            Number
1-8841                  FPL GROUP, INC.                      59-2449419
1-3545          FLORIDA POWER & LIGHT COMPANY                59-0247775
		    700 Universe Boulevard
		 Juno Beach, Florida 33408
		       (561) 694-4000


State or other jurisdiction of incorporation:  Florida

Item 5.  Other Events


FPL Group, Inc. and Entergy Corporation announced today that certain issues have arisen in connection with their pending merger, including governance structure/value-related issues and integration of the two companies going forward. The companies will be meeting in the near future to address these issues. The companies will have no further comment on the status of the merger at the present time.



				SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

			     FPL Group, Inc.
		      Florida Power & Light Company
			     (Registrants)


Date:  March 19, 2001
			  K. MICHAEL DAVIS
			  K. Michael Davis
   Controller and Chief Accounting Officer of FPL Group, Inc.
	   Vice President, Accounting, Controller and
   Chief Accounting Officer of Florida Power & Light Company